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                                                                   Exhibit 10.10


                              DATE: OCTOBER 16,1996

              CONTRACT FOR THE SALE AND PURCHASE OF ANTHRACITE COAL

                                     BETWEEN

                            SSM COAL B.V., ROTTERDAM
                                  (THE SELLER)

                                       AND

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED
                                   (THE BUYER)

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WHEREAS both the Seller agrees to sell and deliver and the Buyer agrees to purchase and take delivery of the quantity and type of Vietnamese Anthracite Coal Grade No. 7 and Grade No. 8C as set forth in this Contract in accordance with the terms and conditions of this Contract as follows:

1. DEFINITIONS

1.1 In this Contract the following words and phrases shall have the following meanings ascribed to them:

      "ASTM Standards" means the American Society for Testing and Materials standard procedures for mineral analysis;

      "CIF" means Cost, Insurance and Freight;

      "Coal", "Anthracite Coal", "Grade No. 7", "Grade No. 8C", or "goods" means Vietnamese Anthracite Coal with the specifications as mentioned in article 4;

      "Commencement Date" means the start of the first Contract Year;

      "Contract Year" means the period of 12 months starting on the Commencement Date and each subsequent 12 months' period;

      "NOR" mean Notice of Readiness to discharge vessel;

      "WIBON" means Whether in Berth or Not;

      "WECCON" means Whether Customs Cleared or Not;

      "WIFPON" means Whether in Free Pratique or Not;

      "WIPON" means Whether in Port or Not;

      "Demurrage" means the amount payable by Buyer to Seller for all time lost during discharge of the vessel at the discharge port. This amount will be calculated based on the Statement of Facts at discharge port and the demurrage rate mentioned in the governing Charter Party;

      "Despatch" means the amount payable by Seller to Buyer for all time saved during discharge of the vessel at the discharge port. This amount will be calculated based on the Statement of Facts at discharge port and the despatch rate mentioned in the governing Charter Party;

      "Dollars", "Cents", or "$" means the lawful currency of the United States of America. A fraction of a cent in any calculation shall be rounded up to a cent if such fraction is one-half of a cent or more, and shall be rounded down otherwise;

      "Free Out" means that the vessel will be discharged by or on behalf of the Buyer free of cost and responsibility to Seller, vessel owner or charterer;

      "Holiday" means one or more of the following time periods, unless used for discharging a vessel. Since the dates will vary subject to the lunar calendar, Buyer will provide to Seller before December 1 of each year the Holiday dates that will apply in the succeeding calendar year.

- New Years Day (January 1) until 18.00h
- Makha Bucha Day (March 3)
- Chakri Day (April 6)
- Songkran Day (April 13)
- National Labour Day (May 1)
- Coronation Day (May 6)


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- Visakha Bucha Day (May 31)
- Khao Pansa Day (July 30)
- H.M. the Queen's Birthday (August 12)
- Chulalongkom Day (October 23)
- H.M. the King's Birthday (December 5)
- Constitution Day (December 10)
- New Years Eve (December 31) as from 18.00h

      "ISO Standards" means the International Standards Organization procedures for mineral analysis;

      "Laytime" means the time allowed which is used for discharging, expressed as a number of days, fractions pro rata;

      "Price" means the price per metric tonne of Coal CIF Free Out, Takeaway basis as mentioned in or agreed on the basis of article 5;

      "Quantity" means a number of Metric Tonnes of 1,000 kilograms; all quantities mentioned in this Contract shall be plus or minus 10 per cent in Sellers option;

      "Statement of Facts" means a document signed by the Master of the vessel, by the agents of the vessel and by cargointerested party/parties, stating the sequence of events, with relevant time periods, during vessel's presence at the discharge port.

      "Takeaway Basis" means that the facilities in the discharge port must be sufficient to allow the vessel to discharge at the rate guaranteed by the Buyer without delay.

2. CONTRACT PERIOD AND SHIPPING PERIOD

2.1 The Contract period shall start at the date first written above and continue in full force and effect until the end of the 10th consecutive Contract Year after the Commencement Date.

2.2 The Commencement Date shall be April 1, 1997.

2.3 The Shipping Period shall be from May 1, 1997 through April 30, 2007. Quantity delivered shall be made rateably during the Shipping Period.

3. QUANTITY

                                                         Firm         Optional
                                                       Quantity       Quantity
                                                       (+/- 10%)     (+/- 10%)
                                                       ---------     ---------

3.1  First Contract Year:                               81,000 MT     9,000 MT
     Second Contract Year:                             180,000 MT    20,000 MT
     Third Contract Year:                              205,000 MT    20,000 MT
     Fourth Contract Year                              285,000 MT    30,000 MT
     Fifth Contract Year:                              285,000 MT    40,000 MT
     Sixth Contract Year:                              405,000 MT    45,000 MT
     Seventh Contract Year:                            405,000 MT    45,000 MT
     Eighth Contract Year:                             405,000 MT    45,000 MT
     Ninth Contract Year:                              405,000 MT    45,000 MT


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     Tenth Contract Year:                              405,000 MT    45,000 MT

3.2 The optional quantity of Grade No. 7 and/or Grade No. 8C can be declared by the Buyer no later than 1 October of each Contract Year for shipments during that Contract Year.

3.3 The combined total quantity of Grade No. 7 and Grade No. 8C in any Contract Year shall not exceed the sum of the firm and the optional quantity mentioned in article 3.1 for that year.

3.4 A quantity will be considered to be delivered in the Contract Year in which the Bill of Lading date falls.

3.5 The provisional shipment schedule in each Contract Year shall be agreed to no later than 30 days prior to the commencement of the Shipping Period.

3.6 Ultimately 30 days before each 3 month period starting from Commencement Date, Buyer and Seller will agree on the intended shipment schedule for that 3 month period.

4. QUALITY

4.1 The Coal will have the following typical specifications, determined in accordance with current ASTM or ISO Standards as agreed to by both parties:

                    TYPICAL SPECIFICATIONS OF ANTHRACITE COAL
                    -----------------------------------------

                                     Grade                  Grade
                                     No. 7                  No. 8C

On As Received Basis:

Total Moisture                     10.00% Max             10.00% Max

On Dry Basis:

Ash                                10.00% Max             15.00% Max
Volatile matter                     8.00% Max              8.00% Max
Sulphur                             0.60% Max              0.60% Max
Fixed Carbon                       82.00% Min             77.00% Min

Approximate Gross                 7600kcal/kg            7200kcal/kg
 Calorific Value

On Square Hole Sieve Basis:

Size                              Ox15 mm                Oxl5 mm


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5. PRICE AND DELIVERY TERMS

5.1 The Price shall be expressed in US Dollars per Metric Tonne CIF Sriracha Pier and/or Kaosichang anchorage and/or Laem Chabang Port, Thailand, Free Out, Takeaway Basis. A separate Price shall be determined for Grade No. 7 and Grade No. 8C.

5.2 The Price for deliveries in each Contract Year and the quantity of each Grade required in that Contract Year shall be determined as follows: not less than 90 days prior to the commencement of each Contract Year, Buyer and Seller shall meet to negotiate the Price and the quantity of each Grade during said Contract Year. If Buyer and Seller fail to agree upon a Price and the quantity of each Grade by 30 days prior to the commencement of the Contract Year, they may extend negotiations for such period of time as may be mutually agreed upon ("Extension Period").

5.3 If the parties are unable to agree by the end of an Extension Period, then this Contract will automatically be suspended during the Contract Year for which no agreement could be reached. In such case, parties will determine in mutual agreement whether or not the quantity of the said Contract Year will or will not be made up at the end of the Contract Period.

5.4 If the parties are unable to agree on the Price for 3 consecutive Contract Years, either party is entitled to terminate the Contract.

5.5 Until such time as the Price for each Contract Year has been determined, deliveries within an Extension Period will be at the Price in effect during the immediately preceding Contract Year.

6. QUALITY ADJUSTMENTS

      All on basis of loadport analysis.

6.1 Moisture:

In case the moisture content for either Grade No. 7 or Grade No. 8C is greater than 10.00 per cent, a penalty will apply of 1 per cent of the Price for every 1 per cent over 10.00 per cent, fractions pro rata.

6.2 Ash:

For Grade No. 7, in case the ash content is greater than 10.00 per cent, a penalty will apply of 1 per cent of the Price for every 1 per cent over 10.00 per cent, fractions pro rata. The Buyer will have the right to reject the cargo in case the ash is over 15.00 per cent.

For Grade No. 8C, in case the ash content is greater than 15.00 per cent, a penalty will apply of 1 per cent of the Price for every 1 per cent over 15.00 per cent, fractions pro rata. The Buyer will have the right to reject the cargo in case the ash is over 20.00 per cent.

7. QUALITY AND QUANTITY DETERMINATION

7.1 Quality determination in accordance with article 4 and quantity determination as performed by vessel draft surey and hatch cleanliness inspection at loadport will be performed by KCS Laboratory located at the port of Cua Ong, Campha District, Quang Ninh Province, Vietnam and witnessed by Seller's representative whose results at loadport will be final and binding on both


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parties. In the event KCS is unable to perform the quality and quantity determination both parties shall agree to choose another internationally recognized testing and survey laboratory. The laboratory will be appointed by Seller on behalf of Buyer and Seller. The Seller shall be responsible for such costs.

7.2 Buyer may, at his own expense, have a representative of his choice to observe the sampling, quality and weight determination at loadport. If required by Buyer, splits of the sample from each shipment may be retained for a period of 60 days after the bill of lading date for that shipment.

7.3 If required by Buyer, a split of the sample will be provided by Seller within 30 days after the bill of lading date for Buyees quality analysis.

7.4 Buyer may, at his own expense, have a draft survey and hatch inspection performed at discharge port by an internationally recognized survey company mutually agreeable to both Buyer and Seller. If the quantity established at discharge port differs by more than plus or minus 1.50 percent from the loadport survey quantity, the average of load and discharge quantity will be applicable. If any contamination is visible on the top of the Coal which would affect the handling and/or use of the Coal, it will be the responsibility of the Seller to remove such contamination. Any demurrage caused by delay(s) in removing the contamination will be the responsibility of the Seller.

8. QUALITY AND QUANTITY VARIATIONS

8.1 The Coal delivered will be subject to quality variations as per the current applicable testing and sampling standards used (ASTM or ISO). Quantity variations between loadport and discharge port draft surveys can differ by plus or minus 1.50 percent.

8.2 If samples are provided to Buyer, Seller does not guarantee that the Coal shall be in accordance with all characteristics of the sample. The sample should be regarded as an average of the Coal and shows only the approximate characteristics of the Coal.

9. PAYMENT TERMS

9.1 Payment will be at sight by means of an irrevocable confirmed letter of credit, opened by a first class commercial bank acceptable to Seller's bank for confirmation, payable/negotiable in full at the counters of Seller's bank. The letter of credit will cover the maximum value of each shipment (i.e. maximum tonnage x Price). Demurrage and despatch money payment will be settled outside the letter of credit as per article 10.9. Validity and wording of the letter of credit as well as advising/ confirming bank to be acceptable to Seller. Any costs, expenses and/or fees in relation to the letter of credit charged within Thailand shall be paid by the Buyer and any costs, expenses and/or fees in relation to the letter of credit charged within The Netherlands shall be paid by the Seller.

9.2 Failure to timely provide such letter of credit attributable to Buyer shall immediately and completely excuse Seller from further performance under this Contract, notwithstanding any other rights of Seller in relation to Buyers default.

9.3 Buyer relinquishes any right to set off amounts charged by and between parties. Claims of Buyer do not suspend the payment obligations of Buyer.


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9.4 If Buyer does not pay any amount he owes in a timely fashion and pursuant to the foregoing, Buyer is in default and Seller shall notify Buyer in writing as per article 20. As soon as Buyer is in default on any payment, all Sellees remaining claims on Buyer are due, and Buyer is immediately in default without notice with respect to those claims. As from the day on which Buyer is in default, Buyer owes to Seller late interest of 1.5 per cent per month or part of a month during which the default continues.

9.5 Seller shall be entitled to charge Buyer for all costs incidental to the collection of any sums not yet paid and the interest payable thereon.

10. SHIPPING CONDITIONS

10.1 The vessel shall be a single deck bulk carrier with a maximum age of 20 years nominated by the Seller and confirmed by the Buyer. Seller shall advise Buyer by telex or fax before expected time of shipment of the name and nationality of the vessel, plus vessel's deadweight, draft, overall length, number of hatches, expected laydays at the port of loading, the expected quantity to be loaded and demurrage/despatch as specified in the Charter Party.

10.2 Buyer shall advise Seller of his acceptance or rejection of the vessel within 24 hours after receipt of Sellees vessel nomination unless the nomination is received by buyer after close of business Bangkok time on Friday or on the day before a Holiday, in which case Buyer will inform Seller of his acceptance or rejection upon opening of business in Thailand, by 12 Noon, Bangkok time, on Monday or on the first working day after the Holiday.

10.3 At discharge port, Buyer guarantees:

One safe berth for vessels at Sriracha Port with following restrictions:

- Maximum deadweight                50,000            metric tons
- Maximum length overall               186            metres
- Maximum beam                       30.40            metres
- Maximum draft                         12            metres salt water

                                   - AND/OR -

One safe anchorage at Kaosichang Anchorage with the following restrictions:

- Maximum deadweight                70,000            metric tons
- Maximum draft                         20            metres salt water

                                   - AND/OR -

One safe berth for vessels at Laem Chabang Port with following restrictions:

- Maximum deadweight                50,000            metric tons
- Maximum length overall               186            metres
- Maximum beam                       30.40            metres
- Maximum draft                         12            metres salt water


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10.4 Within 24 hours after vessel's departure from loadport, Seller shall give
Buyer the approximate estimated time of arrival at discharge port followed by a 2 day and 24 hour notice of expected arrival time at discharge port. These notices shall be given as soon as practically possible for Seller, taking into account Sellers office hours.

10.5 Vessel's cranes and grabs will be used for discharging. Buyer guarantees a takeaway rate of 6,000 metric tonnes per day of 24 consecutive hours, weather permitting, holidays excluded, unless used, by either truck, and/or barge and/or conveyor regardless of discharge port. Buyer has the option to choose a takeaway rate of 10,000 metric tonnes per day of 24 consecutive hours, weather permitting, holidays excluded, unless used. Buyer shall have the right to declare which takeaway rate will be guaranteed for each vessel upon Buyers acceptance of each nominated vessel. For a period of two (2) years from the Commencement Date, there will be a reduction in the Price of USD 0.65 per metric tonne if Buyer chooses the takeaway rate of 10,000 metric tonnes per day in lieu of the takeaway rate of 6,000 metric tonnes per day. Buyer and Seller shall meet at least 60 days prior to the end of the second Contract Year to mutually agree to revising the differential between the two aforementioned takeaway rates.

10.6 From time to time, Buyer and Seller agree to evaluate and discuss the discharging rate guarantee and if necessary, change by mutual agreement. It is understood by both parties that if the discharging rate guarantee increases, there will be some reduction in the Price and if the discharging rate guarantee decreases there will be some increase in the Price. Any change in the Price to be agreed to by both parties.

10.7 The Master of the vessel to tender an NOR on arrival at discharge port. NOR can be tendered between 9 a.m. and 5 p.m. Saturdays, Sundays and Holidays included, WIBON, WECCON, WIFPON, WIPON. Laytime starts to count 12 hours after presentation of NOR, unless discharge operations are sooner commenced, in which case actual time is to count.

10.8 Demurrage is payable by Buyer to Seller or Despatch is payable by Seller to Buyer at the rate as mentioned in the relevant Charter Party.

10.9 Demurrage money will be paid by Buyer and Despatch money will be paid by Seller by telegraphic transfer with value latest 10 working days after receipt by fax of a demurrage/ despatch invoice, a demurrage/despatch calculation and a Statement of Facts. Failure by Buyer to make payment for demurrage or by Seller to make payment for despatch within these 10 working days will immediately and completely excuse the other party from further performance under this Contract, notwithstanding any other rights of that party in relation to the the other party's default, including but not limited to the right to put a lien on cargo in the possession of or destined for the defaulting party.

10.10 All the above conditions are based upon unloading the vessel completely at the berth. However, if all or part of the cargo is unloaded at anchorage due to the request of Buyer, and the vessel requires grabs, the expenses for such grabs will not be the responsibility of the Seller or the vessel owner. Time for shifting from anchorage to berth or from berth to anchorage will be counted.

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11. DOCUMENTATION

11.1 The Bill of Lading will be made out to order of Nakornthai Strip Mill Public Company Ltd in three originals of which one original Bill of Lading will be placed on board to be handed over to the Buyers representative at discharge port.

11.2 As soon as possible after vessel's loading Seller shall forward by facsimile to Buyer copies of the following documents:

      - Hatch cleanliness inspection report
      - Clean on Board Bill of Lading
      - Commercial invoice
      - Certificate of weight
      - Draft survey
      - Sampling and analysis certificate

11.3 As soon as possible after vessel's loading Seller shall forward by courier to Buyer non-negotiable duplicate originals of the following documents:


      - Hatch cleanliness inspection report
      - Clean on Board Bill of Lading
      - Commercial invoice
      - Certificate of weight
      - Sampling and analysis certificate

12. RISK OF LOSS

12.1 Risk of loss or damage to the goods shall pass from Seller to Buyer when goods pass ship's rail at the loading port as they are progressively loaded.

12.2 Ownership of the goods shall pass from Seller to Buyer upon full payment of all money due by Buyer to Seller with respect to the delivery in question.

13. LIMITATIONS OF LIABILITY

13.1 BUYER ASSUMES ALL RISKS INVOLVED IN THE USE OF THE GOODS SOLD HEREUNDER. NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE IS MADE BY SELLER. SELLER WARRANTS ONLY THAT AT DELIVERY THE GOODS WILL CONFORM TO THE SPECIFICATIONS MENTIONED IN THE CONTRACT AND THAT SELLER HAS THE RIGHT TO SELL AND DELIVER THE GOODS TO BUYER FREE AND CLEAR OF ANY LIENS, ENCUMBRANCES AND OTHER CLAIMS OF THIRD PARTIES. SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

14. LIABILITY AND INDEMNIFICATION

14.1 Sellers liability in connection with any defects in the Quality and Quantity of the goods he delivers is limited to the fulfilment of one of the obligations described in article 15.1.


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14.2 Seller is never obliged to pay damages except if and insofar as the damage suffered was inflicted intentionally or by the gross negligence of Seller or his own employees. Sellers liability for loss of profits, consequential or indirect damages is, however, at all times excluded, except in the case of intention on the part of Seller himself.

14.3 In all cases in which Seller is obliged to pay damages, these will never be higher than, at Sellers option, either the invoice value of the delivery whereby or in connection with which the damage was caused, or, if the damage is covered by an insurance policy of Seller, the amount that is actually paid out by the insurer with respect thereto.

14.4 Any claim toward Seller, except those recognized by Seller, lapses after a period of 3 months from the time the claim arose.

14.5 Conditions which limit, exclude or determine liability, which Seller is subjected to by Sellees suppliers in connection with the delivered goods, can be imposed on Buyer by Seller.

14.6 Sellers employees, or third parties brought in by Seller for the implementation of the Contract, can toward Buyer invoke all means of defence afforded by the Contract as if they themselves were party to that Contract.

14.7 Buyer will hold harmless and indemnify Seller, his employees and others brought in by Seller for the implementation of the Contract for each claim by third parties in connection with the implementation by Seller of the Contract, insofar as those claims are greater than or different from those to which Buyer is entitled from Seller.

15. CLAIMS

15.1 During a period of three months after delivery Seller shall, with respect to defects for which claims are submitted in a timely fashion pursuant to article 15.3, either redeliver at no cost against restitution of the originally delivered goods, or credit Buyer as far as reasonable in whole or in part for the invoice value of the goods in question, all of this at Sellers option.

15.2 Buyer shall inspect the goods delivered by Seller immediately after receipt.

15.3 Claims with respect to noticeable defects or quantity shall immediately, at the latest 7 days from the moment the goods are available for inspection, be lodged with Seller by telex, by facsimile or by registered mail, failing which any claim in this respect shall cease to exist. Claims with respect to other defects must be made in writing within 14 days after appearance of other defects, on penalty of loss of any claim on Seller. Full particulars accompanied by a report made by an independent, sworn surveyor shall be promptly, at the latest 15 days after the date of lodging the claim with Seller, submitted to Seller by registered mail, failing which any claim in this respect shall cease to exist.

15.4 In case of a claim Buyer shall give due opportunity to Seller and/or a surveyor appointed by Seller to investigate the goods in dispute. Buyer shall forward to Seller without delay samples of the goods in dispute.

15.5 In proving the validity of a claim, in any case Buyer will have to prove that already at the time that the goods were delivered to him, they had the content and/or quality of which Buyer


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complains. By handling or processing the goods delivered under this Contract,
Buyer will be deemed to have waived any claim.

16. FORCE MAJEURE

16.1 Neither party shall be considered to be in default of performance of his obligations under the Contract if and to the extent that the performance of such obligations is delayed or prevented by force majeure.

16.2 Force majeure is deemed to exist if the performance of a contractual obligation (other than the payment of monies due in relation to deliveries and/or services already made) of either Seller or Buyer will be wholly or partly prevented or impeded by any cause beyond the reasonable control of that party and in case of circumstances due to which that party cannot be reasonably required to accomplish the performance of his contractual obligations (regardless whether such causes or circumstances could have been foreseen at the time when the agreement was entered into).

16.3 In any event, and without prejudice to the general clause defining force majeure in article 16.2, parties shall be able to claim force majeure in case of strike, lock-outs, labour disputes, sabotage, storm, floods and other natural phenomena, explosion, accidents, fire, war or acts of war, international conflicts, civil commotion, riot, insurrection, piracy, terrorism, blockade, epidemic, quarantine, embargo, mobilization, distraints of whichever kind, shortage of energy or raw materials, export or import restrictions or prohibitions, institutions of quota and/or other measures or acts of any government, international organization or agency thereof, on the understanding that Seller, shall also be allowed to claim force majeure if similar circumstances present themselves to Sellers Vietnamese supplier.

16.4 The provisions of this clause will apply notwithstanding any delay of performance of either party at the time the force majeure becomes operative.

16.5 In the event of reduction of quantity or change in quality of the Coal shipped by Sellers supplier, Seller may equitably allocate his available supplies to all his commitments to all contracting parties and reduce the total quantity of Coal to be supplied to Buyer without liability.

16.6 If an event of force majeure prevents either party from carrying out his obligations under or in connection with the Contract, such party shall promptly notify the other party in writing.

16.7 Each party, upon giving notice as above, may suspend his obligations to the extent mutually agreed as necessitated by the occurrence of force majeure, and relevant periods shall be extended commensurate with such suspension. Nothing herein shall alter any obligations with respect to obligations not affected by such force majeure.

16.8 The occurrence of force majeure shall not entitle either party to any compensation whatsoever for any losses suffered as a result thereof.

16.9 If after 180 (one hundred and eighty) days from the date of giving the aforesaid notice, the notifying party shall still be so prevented, for reasons of force majeure, from performing his obligations under the contract, the parties shall consult one another in good faith with a view to determining equitable action appropriate under the circumstances.


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16.10 Notwithstanding the period specified under the preceeding paragraph, it is hereby mutually agreed that at any time subsequent to the occurrence of force majeure, either party may, upon his request, discuss amicably with the other party in order to set the provisional arrangements to be adopted by both parties for the purpose of minimizing or avoiding any losses, damages or expenses which either party may incur in consequence of the suspension as provided hereunder.

17. DUTIES

17.1 All taxes, duties or other impositions of any nature whatsoever in the country of origin as pertains to the Coal Contract will be for Seller's account. All taxes, duties or other impositions of any nature whatsoever in the country of destination as pertains to the Coal Contract will be for Buyers account.

18. DELAY, DEFAULT AND DISSOLUTION

18.1 If either party does not, not properly or not in due time fulfill any of his obligations with respect to the Contract (except for delays in shipment, see article 18.2), the injured party shall inform the other party in writing of the nature of the default, and that party shall have a period of 30 days from receipt of the said notice in which to rectify the said default. If the offending party fails to rectify the said default within the said period, the other party may suspend or dissolve the Contract in accordance with article 18.3.

18.2 If the shipment schedule as agreed on the basis of article 3.5 is delayed and such delay is attributable to either party, that party is due to the other party a penalty of 1 (one) percent of the Price per metric tonne so delayed for each whole week of delay after a grace period of one week, in full and final settlement of the offending party's liability for such delay. If the delay lasts longer than 6 weeks, the injured party may suspend or dissolve the Contract in accordance with article 18.3.

18.3 Without prejudice to the provisions laid down in this Contract, either party, if not, not properly or not in due time fulfilling any of his obligations with respect to this Contract, and also in the event of any act of bankruptcy, winding up, moratorium, liquidation, insolvency, being placed under control, administration or tutelage or offers of composition to his creditors, shall be deemed to be in default by law, and the other Party shall have the right by means of a written declaration, without any notice of default being given and without court intervention, to suspend the performance of the Contract or to dissolve the Contract wholly or partly. In these cases, any claim either Party shall have or get against the other Party shall be due for payment at once and in full.

19. SPECIAL CONDITIONS

19.1 This Contract contains the entire agreement between Buyer and Seller with respect to the subject matter herein and supersedes all previous writings, understandings, negotiations, representations or agreements with respect thereto, except where provided otherwise. No general sales conditions of Seller or general purchase conditions of Buyer are applicable.

19.2 This Contract shall only come into force after being signed by both Buyer and Seller. Any amendments to this Contract shall be in the form of an Addendum to the Contract and shall come


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into force only after both parties will have signed the Addendum, whereafter it will form an integral part of this Contract.

19.3 If any provision of this Contract shall be invalid, illegal or unenforceable to any extent, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. If the invalidity, illegality or unenforceability of one or more provisions of this Contract or any other circumstance concerning the performance under this Contract reveals a situation not provided for in this Contract, Buyer and Seller shall jointly seek an arrangement having a valid legal and economic effect which will be as similar as possible to the ineffective provision and will cover the scope of any missing provision in a manner reasonably directed to the purpose of this Contract.

19.4 Failure of either party to require strict performance of any provision of this Contract, or such party's forebearance to exercise any right, shall not be deemed a waiver by such party of its right to require strict performance or exercise such right in the future.

19.5 Except where provided otherwise herein, the provisions of INCOTERMS 1990 shall apply.

19.6 Neither this Contract nor the rights and duties arising out of it may be assigned, delegated or otherwise transferred by either Buyer or Seller to any third party without the other party's prior written consent.

19.7 This Contract is confidential and its contents will be kept strictly confidential by both Buyer and Seller.

19.8 All communications between Buyer and Seller with regard to this Contract shall be in the English language.

20. DOMICILLIUM

20.1 All communications and/or notices under this Contract shall be deemed to have been duly given in terms of this Contract if they are sent by mail, facsimile or telex transmission to either party at their following addresses:

THE BUYER:        Nakornthai Strip Mill Public Company Limited
                  358 Moo, 6 Highway 331, T. Bowin
                  SRIRACHA, Chonburi, 20230
                  Thailand
                  Phone: (66) 38 345 691
                  Fax: (66) 38 345 696

THE SELLER:       SSM Coal B.V.
                  Rochussenstraat 125
                  3015 EJ ROTTERDAM
                  The Netherlands
                  Phone: (31) 10 441 9200
                  Fax: (31) 10 436 0692
                  Telex: 21396 ssm nl

or at any such other addresses as either party may from time to time designate in writing.

21. APPLICABLE LAW AND JURISDICTION

21.1 This Contract will be governed by and construed in accordance with the laws of England.

21.2 Any dispute arising out of or in connection with this Contract shall in the first instance be decided by the competent Court in Rotterdam, The Netherlands.

22. HEADINGS

22.1 The headings in this Contract are for the sake of convenience only, and shall not affect the construction and/or interpretation of the Contract.

23. EXECUTION

23.1 This Contract is executed in two originals, whereof each party will receive one original.

In witness whereof the parties declare to have duly agreed to the terms of this Contract as of the day and year first written above.

SSM COAL B.V.                             NAKORNTHAI STRIP MILL
                                          PUBLIC COMPANY LIMITED


/s/ Morgan J.D. Manley                    /s/ Chamni Janchai
---------------------------------         -------------------------------------
Title: Managing Director                  Title: Managing Director

                              DATE: 18 OCTOBER 1996

                                 ADDENDUM NO. 1

                                     TO THE

              CONTRACT FOR THE SALE AND PURCHASE OF ANTHRACITE COAL

                                     BETWEEN

                            SSM COAL B.V., ROTTERDAM
                                  (THE SELLER)

                                       AND
                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED
                                   (THE BUYER)

                             DATED 16 OCTOBER, 1996

THIS ADDENDUM IS ONLY VALID IF IT IS FULLY EXECUTED PRIOR TO NOVEMBER 5, 1996.

THE ADDENDUM FIXES THE FREIGHT PORTION OF THE CIF PRICE TO BE NEGOTIATED IN THE CONTRACT FOR THE FIRST TWO CONTRACT YEARS AS FOLLOWS:

FOR ACCOUNT OF RECEIVERS:

"NAKORNTHAI STRIP MILL PUBLIC COMPANY LTD", BANGKOK, THAILAND

VESSELS

TO BE EMPLOYED ARE MAXIMUM 20 YEARS OF AGE AND ARE DESCRIBED AS FOLLOWS:

46000 MTS DWT ON 12.00 MTRS DRAFT SWAD L.O.A. ABT 190.MTRS BEAM ABT 31 MTRS 57000 CBM GRAIN IN 5 OR 6 HOLDS 4 OR 5 CRANES VARYING BETWEEN 15-30 TONS EACH WITH GRABS ON BOARD EACH GRAB VARYING 8 - 10 CBM OR SIMILAR TYPE

FROM:

1SB PLUS 1 SA PORT CAMPHA/HONGAY, VIETNAM

TO:

1 SB SRIRACHA OR IN RECEIVERS OPTION 1SA KOSICHANG, THAILAND (RECEIVERS GUARANTEE THAT AT SRIRACHA INNER BERTH THERE IS 12 MTRS SWAD)

CARGO QUANTITY:

1ST YEAR 81000 MT 10 PCT PLUS OPTIONAL QUANTITY 9000 MT 10 PCT MOLOO 2ND YEAR 180000 MT 10 PCT PLUS OPTIONAL QUANTITY 20000 MT 10 PCT MOLOO OF ANTHRACITE FINES IN BULK

THIS IN EFFECT MEANS, 1ST YEAR MAXIMUM 99000 MT OF ANTHRACITE, 2ND YEAR MAX 220000 MT OF ANTHRACITE)

CARGO SIZE EACH LIFTING 40/42500 MT 10 PCT MOLOO WITH THE LAST CARGO UNDER EACH CONTRACT YEAR TO BE A FULL AND COMPLETE CARGO WITHIN THE 40/42500 MT 10 PCT MOLOO RANGE

SHIPPING CONTRACT PERIOD:

FIRST YEAR : FROM MAY 1, 1997 UNTIL APRIL 30,1998
SECOND YEAR: FROM MAY 1, 1998 UNTIL APRIL 30,1999

TENTATIVE YEARLY SCHEDULE OF SHIPMENTS TO BE ADVISED BY RECEIVERS PRIOR TO THE COMMENCEMENT OF THIS CONTRACT OF AFFREIGHTMENT.

AT SRIRACHA BERTH OR AT 1SA KOSICHANG VESSEL TO SELFDISCHARGE WITH VESSELS GEAR/GRABS WITH SHORELABOUR TO OPERATE VESSELS DISCHARGING EQUIPMENT AT NO COSTS TO OWNERS, RECEIVERS GUARANTEE A TAKEAWAY RATE OF 6000 MT SHINC WP PER DAY OF 24 CONSECUTIVE HRS, RECEIVERS OPTION TAKEAWAY OF 10000 MT SHINC WP PER 24 CONSECUTIVE HOURS BASIS 4 HOPPERS. THIS OPTION DECLARABLE UPON SAILING LOADPORT.

RECEIVERS OPTION FOR THE CREW OF THE VESSEL TO OPERATE VESSELS DISCHARGING EQUIPMENT WHEN DISCHRATE 6000 MT AT A FREIGHT PREMIUM OF USD 0.75 PMT OVER THE TOTAL CARGO, BASIS BILL OF LADING WEIGHT, THIS OPTION DECLARABLE UPON SAILING FROM LOADPORT.

FREIGHT(S):

1ST YEAR: USD 8.70 PMT BASIS 6000 SC TAKEAWAY
          USD 8.10 PMT BASIS 10000 SC TAKEAWAY
2ND YEAR: PREMIUM OF USD 0.60 PMT ON TOP OF ABOVE RATES

12HRS T.T. UNLESS SOONER COMMENCED UPON WHICH TIME COMMENCES TO COUNT.

VESSEL IS ALLOWED TO TENDER NOTICE OF READINESS 9AM-5PM SUNDAYS, HOLIDAYS INCLUDED, WHETHER IN FREE PRATIQUE OR NOT, WHETHER IN PORT OR NOT, WHETHER IN BERTH OR NOT, WHETHER CUSTOMS CLEARED OR NOT.

DEMURRAGE/HALF DESPATCH LAYTIME SAVED:

FREE DESPATCH, IN CASE CREW OPERATES VESSELS GEAR/GRABS.
1ST YEAR: USD 8500 PER DAY
2ND YEAR: USD 9500 PER DAY

NOMINATION CLAUSE:

FOR EACH CARGO, RECEIVERS TO ADVISE SSM COAL B.V. 30 DAYS PRIOR TO THE 1ST DAY OF A 15 DAYS LAYCAN SPREAD, THEIR REQUIREMENT OF A CARGO. SSM THEN TO NOMINATE A PERFORMING VESSEL OR SUB LATEST 10 DAYS PRIOR TO THE 1ST DAY OF THE LAYCAN TOGETHER WITH A NARROWING OF THE LAYCAN TO A 10 DAYS LAYCAN SPREAD. RECEIVERS TO CONFIRM AND ACCEPT A NOMINATION OF A PERFORMING VESSEL WITHIN 24 HRS. SAT SHEX AFTER RECEIPT OF SUCH NOMINATION.

IN ANY CASE RECEIVERS AND SSM RIGHT THROUGH THE RUNNING OF THIS CONTRACT OF AFFREIGHTMENT TO REMAIN IN CLOSE CONTACT WITH REGARD TO THE SCHEDULE OF SHIPMENTS.

TAXES/DUES, IF ANY AT DISCHARGINGPORT ON THE CARGO TO BE FOR RECEIVERS ACCOUNT

TAXES/DUES, IF ANY AT DISCHPORT, ON THE VESSEL AND/ OR FREIGHT TO BE FOR OWNERS ACCOUNT

SSM AMWELSH CHARTER-PARTY TO GOVERN THIS CONTRACT OF AFFREIGHTMENT.

THIS ADDENDUM IS EXECUTED IN TWO ORIGINALS, WHEREOF EACH PARTY WILL RECEIVE ONE ORIGINAL.

IN WITNESS WHEREOF THE PARTIES DECLARE TO HAVE DULY AGREED TO THE TERMS OF THIS ADDENDUM AS OF THE DAY AND YEAR WRITTEN BELOW.

                                                   NAKORNTHAI STRIP MILL
SSM COAL. B.V.                                     PUBLIC COMPANY LIMITED

------------------------------------               -----------------------------
Name:  Jan Willem Slingeberg                       Name:  Khun Chamni-Janchai
Title: Chartering Manager                          Title: Managing Director
Date:    18-10-96                                  Date:    29/10/96
       -----------------------------                     -----------------------


------------------------------------
Name:  Stuart B. Ehrenreich
Title: Director, Market Development
Date:    25-10-96
       -----------------------------

--------------------------------------------------------------------------------
NAKORTHAI STRIP MILL PUBLIC
Mr. J.W. Schultes
16 Fl. U.M. Tower Building
9 Ramkamhaeng Rd., Suanluang
BANGKOK 10250
Thailand

Dear Mr. Schultes,                                                13th May 1996

Thank you for your Letter of Intent covering your desire to purchase and our wish to supply Vietnamese anthracite to your plant.

We appreciate your confidence in our company and assure you that SSM will prove to be an excellent long-term supplier of your anthracite needs.

Mr. Ehrenreich has informed me that a number of points were discussed with Mr. Hosick on May 8 which are not incorporated into this Letter of Intent. For good order's sake, I would like to note these points and make them a part of the attached Letter of Intent.

1. Under the topic of "Scope of Supply", we feel it would be in your best interest not to limit yourself to only one particular specification. In addition to the specification attached, other grades of Vietnamese anthracite, such as No. 8, should be considered as alternatives.

2. Under the topic "Scope of Supply", you only mention a vessel size of 25,000 tonnes. In order to maximise freight savings, the vessel size should be specified as a range of 25-40,000 tonnes.

3. Under the topic "Conditions of Agreement", you request a letter from a Vietnamese ministry stating that SSM is authorised to sell coal in Thailand. We have already provided this document to Mr. Hosick and therefore believe this condition has already been satisfied.

I look forward to meeting you in the near future and am sure that events will progress in a very satisfactory fashion culminating in a long-term contract.

Yours sincerely,

SSM COAL B.V.


/s/ Morgan J.D. Manley

M.J.D. Manley
Managing Director

                               LETTER OF INTENT

This LETTER OF INTENT (LOI) is entered into by Nakornthai Strip Mill Public Company Limited (NSM) and SSM Coal bv (SSM)

Whereas, NSM has determined that it will construct and operate a 500,000 tpy DRI plant at its flat rolled steel facility in Chonburi, Thailand, with the nominal capability of producing 1.5 million metric tonnes per annum of liquid steel; and

Whereas, SSM Coal has intended to supply to NSM some Vietnam anthracite, based on the sample delivered to SGA on March 19, 1996 and the terms and conditions described herein:

1. Scope of Supply

SSM Coal intends to supply Vietnam anthracite to NSM, with the typical characteristics as analyzed by SGA (see Attachment No. 1). The initial shipment has to be scheduled for July 1997 to Sriracha Harbour.

The expected yearly tonnage to be supplied are 100,000 tonnes in 1997 and 250,000 tonnes the following years. Cargo size should be 25,000 tonnes.

2. Supply Contract Duration

NSM is interested to consider a long-term (10 years or more) supply contract with SSM Coal.

3. Conditions of Agreement

The LOI is conditional on SSM delivering to NSM a document signed by the Vietnamese Ministry stating that SSM is authorized to sell Vietnam coal into Thailand at prices similar to other customers of Vietnamese coal.

The Contract Terms and Conditions will be mutually agreed between NSM and SSM Coal at a commercial meeting to be scheduled with both parties.

BANGKOK, THAILAND - 9 MAY, 1996


For /s/ John W. Schultes
    -------------------------------


For /s/ Morgan J.D. Manley
    -------------------------------

Studiengesellschaft fur Eisenerzaufbereitung SGA

---------------------------------------------------------------------------
Material grade                      Vietnam anthracite    Wyoming Bentonite
Designation                              < 0.2 mm
Deliverer                                KHD
Receiving date                           21.03.96              05.04.88
SGA designation                          E 6267                E 4282

--------------------------------------------------------------------------------

Sample moisture         (%)              --                    --
Sample weight           (kg)             15.0                 15.0

Chemical
analysis
             Feo        (%)               0.4                  2.4
             FeO        (%)                                    0.4
             SiO        (%)               3.29                62.0
           Al203        (%)               1.75                20.4
             Ca0        (%)               0.27                 1.9
             Mg0        (%)               0.07                 2.8
               P        (%)               0.011                0.056
               S        (%)               0.450                0.260
            Na20        (%)               0.025                2.400
             K20        (%)               0.196                0.060
              Mn        (%)               0.010                0.050
            TiO2        (%)               0.070                0.500
               V        (%)               0.010                0.005
               C        (%)              87.6                  n.d.
             L0I        (%)              93.8                  7.0

--------------------------------------------------------------------------------

Size
Distribution
>0.315      mm      (%/Cum.%)          -- /  --              -- /   --
>0.2        mm      (%/Cum.%)         0.9 /   0.9            -- /   --
>0.1        mm      (%/Cum.%)        47.2 /  48.1           0.8 /   0.8
>0.063      mm      (%/Cum.%)        17.6 /  65.7           0.7 /   1.5
>0.04       mm      (%/Cum.%)        12.0 /  77.7           2.0 /   3.5
>0.025      mm      (%/Cum.%)         5.9 /  83.6           1.7 /   5.2
>0          mm      (%/Cum.%)        16.4 /  00.0          94.8 / 100.0
--------------------------------------------------------------------------------

 HS - 50 Value         (mm)               0.096                0.013
  D - 80 Value         (mm)               0.160                0.028

--------------------------------------------------------------------------------
  Blaine figures                           n.d.                 3630

 Enslin                                     --                   780

--------------------------------------------------------------------------------
App.: 1 Chemical analysis, size distribution and Blaine figures        , Vietnam
        anthracite < 0.2 mm and Wyoming Bentonite.
--------------------------------------------------------------------------------

                                    ADDENDUM

          TO THE CONTRACT FOR THE SALE AND PURCHASE OF ANTHRACITE COAL
                               (OCTOBER 16, 1996)

                                     BETWEEN
                           SSM COAL B.V., (THE SELLER)
                                       AND
                     NAKORNTHAI STRIP MILL PCL. (THE BUYER)

As per our Contract for the sale and purchase of anthracite coal signed on October 25, 1996, article 5.2 "the Price for deliveries in each Contract Year and the quantity of each Grade required in the Contract Year shall be determined as follows: not less than 90 days prior to the commencement of each Contract Year, Buyer and Seller should meet to negotiate the Price and the quantity of each Grade during said Contract Year".

As per contract, the quantity for the first Contract Year (April 1, 1997 to March 31, 1998) will be 81,000 MT + / -9000 MT. The first cargo should be Grade #7 and should be delivered at very end of December 1997 or the beginning of January 1998. The second cargo should be Grade #8 and should be delivered in late February 1998.

On June 6, 1997, SSM Coal and NSM agreed upon the following prices:

                 Quality Grade        Agreed Prices
                 -------------        -------------

                   Grade #7        $US 48.000 PMT CIF
                   Grade #8        $US 43.125 PMT CIF

SSM COAL B.V.                                NAKORNTHAI STRIP MILL PCL.


/s/ Frans Schrner                            /s/  Chamni Janchai
-------------------------------------        -----------------------------------

Title: Marketing Manager Vietnamese Coal     Title: Managing Director
Date:  June 6, 1997                          Date:  June 6, 1997

--------------------------------------------------------------------------------
NAKORTHAI STRIP MILL PUBLIC
Mr. J.W. Schultes
16 Fl. U.M. Tower Building
9 Ramkamhaeng Rd., Suanluang
BANGKOK 10250
Thailand

Dear Mr. Schultes,                                                13th May 1996

Thank you for your Letter of Intent covering your desire to purchase and our wish to supply Vietnamese anthracite to your plant.

We appreciate your confidence in our company and assure you that SSM will prove to be an excellent long-term supplier of your anthracite needs.

Mr. Ehrenreich has informed me that a number of points were discussed with Mr. Hosick on May 8 which are not incorporated into this Letter of Intent. For good order's sake, I would like to note these points and make them a part of the attached Letter of Intent.

1. Under the topic of "Scope of Supply", we feel it would be in your best interest not to limit yourself to only one particular specification. In addition to the specification attached, other grades of Vietnamese anthracite, such as No. 8, should be considered as alternatives.

2. Under the topic "Scope of Supply", you only mention a vessel size of 25,000 tonnes. In order to maximise freight savings, the vessel size should be specified as a range of 25-40,000 tonnes.

3. Under the topic "Conditions of Agreement", you request a letter from a Vietnamese ministry stating that SSM is authorised to sell coal in Thailand. We have already provided this document to Mr. Hosick and therefore believe this condition has already been satisfied.

I look forward to meeting you in the near future and am sure that events will progress in a very satisfactory fashion culminating in a long-term contract.

Yours sincerely,

SSM COAL B.V.


/s/ Morgan J.D. Manley

M.J.D. Manley
Managing Director

                               LETTER OF INTENT

This LETTER OF INTENT (LOI) is entered into by Nakornthai Strip Mill Public Company Limited (NSM) and SSM Coal bv (SSM)

Whereas, NSM has determined that it will construct and operate a 500,000 tpy DRI plant at its flat rolled steel facility in Chonburi, Thailand, with the nominal capability of producing 1.5 million metric tonnes per annum of liquid steel; and

Whereas, SSM Coal has intended to supply to NSM some Vietnam anthracite, based on the sample delivered to SGA on March 19, 1996 and the terms and conditions described herein:

1. Scope of Supply

SSM Coal intends to supply Vietnam anthracite to NSM, with the typical characteristics as analyzed by SGA (see Attachment No. 1). The initial shipment has to be scheduled for July 1997 to Sriracha Harbour.

The expected yearly tonnage to be supplied are 100,000 tonnes in 1997 and 250,000 tonnes the following years. Cargo size should be 25,000 tonnes.

2. Supply Contract Duration

NSM is interested to consider a long-term (10 years or more) supply contract with SSM Coal.

3. Conditions of Agreement

The LOI is conditional on SSM delivering to NSM a document signed by the Vietnamese Ministry stating that SSM is authorized to sell Vietnam coal into Thailand at prices similar to other customers of Vietnamese coal.

The Contract Terms and Conditions will be mutually agreed between NSM and SSM Coal at a commercial meeting to be scheduled with both parties.

BANGKOK, THAILAND - 9 MAY, 1996


For /s/ John W. Schultes
    -------------------------------


For /s/ Morgan J.D. Manley
    -------------------------------

Studiengesellschaft fur Eisenerzaufbereitung SGA

---------------------------------------------------------------------------
Material grade                      Vietnam anthracite    Wyoming Bentonite
Designation                              < 0.2 mm
Deliverer                                KHD
Receiving date                           21.03.96              05.04.88
SGA designation                          E 6267                E 4282

--------------------------------------------------------------------------------

Sample moisture         (%)              --                    --
Sample weight           (kg)             15.0                 15.0

Chemical
analysis
             Feo        (%)               0.4                  2.4
             FeO        (%)                                    0.4
             SiO        (%)               3.29                62.0
           Al203        (%)               1.75                20.4
             Ca0        (%)               0.27                 1.9
             Mg0        (%)               0.07                 2.8
               P        (%)               0.011                0.056
               S        (%)               0.450                0.260
            Na20        (%)               0.025                2.400
             K20        (%)               0.196                0.060
              Mn        (%)               0.010                0.050
            TiO2        (%)               0.070                0.500
               V        (%)               0.010                0.005
               C        (%)              87.6                  n.d.
             L0I        (%)              93.8                  7.0

--------------------------------------------------------------------------------

Size
Distribution
>0.315      mm      (%/Cum.%)          -- /  --              -- /   --
>0.2        mm      (%/Cum.%)         0.9 /   0.9            -- /   --
>0.1        mm      (%/Cum.%)        47.2 /  48.1           0.8 /   0.8
>0.063      mm      (%/Cum.%)        17.6 /  65.7           0.7 /   1.5
>0.04       mm      (%/Cum.%)        12.0 /  77.7           2.0 /   3.5
>0.025      mm      (%/Cum.%)         5.9 /  83.6           1.7 /   5.2
>0          mm      (%/Cum.%)        16.4 /  00.0          94.8 / 100.0
--------------------------------------------------------------------------------

 HS - 50 Value         (mm)               0.096                0.013
  D - 80 Value         (mm)               0.160                0.028

--------------------------------------------------------------------------------
  Blaine figures                           n.d.                 3630

 Enslin                                     --                   780

--------------------------------------------------------------------------------
App.: 1 Chemical analysis, size distribution and Blaine figures        , Vietnam
        anthracite < 0.2 mm and Wyoming Bentonite.
--------------------------------------------------------------------------------